EXHIBIT 99.1

Affirmative Insurance Holdings, Inc. Announces Quarterly Cash Dividend of Two Cents Per Share

ADDISON, Texas , Nov. 19, 2007 (PRIME NEWSWIRE) -- Affirmative Insurance Holdings, Inc. (Nasdaq:AFFM), today announced that its board of directors has declared a quarterly cash dividend on its outstanding shares of common stock of two cents ($0.02) per share, payable on December 31, 2007, to shareholders of record at the close of business on December 14, 2007.

ABOUT AFFIRMATIVE INSURANCE HOLDINGS

Affirmative Insurance Holdings, Inc. is a distributor and producer of non-standard personal automobile insurance policies for individual consumers in targeted geographic markets. Affirmative currently offers products and services in 12 states, including Florida, Illinois, Louisiana and Texas.

The Affirmative Insurance Holdings, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3443

CONTACT:  Affirmative Insurance Holdings, Inc.
          Michael McClure, Senior Vice President
          (630) 560-7205